Exhibit 99.02

Diamond Foods Reaches Forbearance Agreement with Lenders

Enables Company to Move Forward and Address Key Objectives

SAN FRANCISCO, CA, March 21, 2012 – Diamond Foods, Inc. (NASDAQ: DMND) (“Diamond”) today announced the Company has reached an agreement with its lenders to amend its credit agreement. Under the amended agreement (“amendment”), Diamond, working with its current bank group, will have continued access to its existing revolving credit facility through June 18, 2012 subject to Diamond’s compliance with the terms and conditions of the amendment. During this period, Diamond will continue to make scheduled term loan payments. Also, Diamond continues to make progress with its restatement and is pursuing actions with its financial advisor, Dean Bradley Osborne, to explore capital alternatives to strengthen the Company’s balance sheet.

“I am pleased to have reached this agreement with our lender group” said Rick Wolford, Diamond’s Interim President and Chief Executive Officer. “This agreement enables Diamond to continue to work through our restatement process and with our financial advisor to develop capital alternatives to strengthen Diamond’s balance sheet and reduce leverage. Also, during this period, Diamond will continue working to rebuild our walnut grower relationships, to take steps required to ensure Diamond’s competitiveness and ongoing success in the walnut industry and, importantly, to continue to successfully support the growth of our snack brands.”

The amendment requires Diamond to suspend dividend payments to stockholders. The interest rate on borrowings under the facility will increase by 75 basis points. In addition, Diamond has agreed to pay a one-time forbearance fee of 25 basis points to its lenders.

About Diamond

Diamond Foods is an innovative packaged food company focused on building, acquiring and energizing brands including Kettle® Chips, Emerald® snack nuts, Pop Secret® popcorn, and Diamond of California® nuts. Diamond’s products are distributed in a wide range of stores where snacks and culinary nuts are sold. For more information visit our corporate web site: www.diamondfoods.com.

Note regarding forward-looking statements

Statements in this press release that relate to future results, events and expectations, including statements about having continued access to our credit facility; meeting our financial obligations and making loan payments; developing capital alternatives; our ability to timely complete our restatement; rebuilding our grower relationships; our success in the walnut industry and the strength of our brands. Actual results may differ materially from what we currently expect because of many risks and uncertainties, including: uncertainty about the timing and scope of our financial restatement; risks relating to our credit facility, including compliance with existing debt covenants and the terms of the amendment; obtaining forbearance from our lenders beyond June 18, 2012; increase in the cost of debt; ability to raise additional capital and possible dilutive impact of raising such capital; risks relating to litigation; relations with growers; availability and cost of walnuts and other raw materials; increasing competition and possible loss of key customers; and general economic and capital markets conditions. Risk factors affecting our business and prospects are described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended July 31, 2011, and under “Additional Risk Factors” in our Current Report on Form 8-K filed with the SEC on November 28, 2011. All forward-looking statements and reasons why results might differ included in this press release are made as of the date of this press release, based on information currently available to Diamond’s management, and we assume no obligation to update any forward-looking statement or reasons why results might differ.

Investors:	Media:
Linda Segre SVP, Corporate Strategy Diamond Foods (415) 445 -7444 lsegre@diamondfoods.com	Sard Verbinnen & Co for Diamond Foods Paul Kranhold/Lucy Neugart (415) 618-8750 pkranhold@sardverb.com lneugart@sardverb.com

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